UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 13, 2020

VITAXEL GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35, Jalan Maharajalela 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code	603.2143.2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On 13 July 2020, Mr Lim Wee Kiat notified the Company that he is resigning from the Board of Directors as well as the position of Chief Financial Officer and Secretary of the Company, effective immediately. His resignation was not due to any matter related to the Company’s operations, policies or practices, his experiences while serving on the Board or any disagreement with the Board or management team.

With effect of Mr Lim Wee Kiat’s resignation, Mr Leong Yee Ming, Director and Chief Executive Officer of the Company will takeover the position previously held by Mr Lim Wee Kiat for the role of Chairman, Chief Financial Officer and Secretary while maintaining his position as the Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAXEL GROUP LIMITED
Date:	July 13, 2020	(Registrant)

		By:	/s/ Leong Yee Ming
Leong Yee Ming
Chairman, CEO, CFO and Secretary